UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2004

SPORT CHALET, INC.
As Issuer of the Securities Held Pursuant to
the Sport Chalet, Inc. Employee Retirement Savings Plan
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-20736 (Commission File Number)	95-4390071 (I.R.S. Employer Identification No.)
One Sport Chalet Drive La Cañada, California (Address of principal executive offices)	91011 (Zip Code)

(818) 949-5300
(Registrant's telephone number, including area code)

Item 4.  Changes in Registrant's Certifying Accountant

On March 25, 2004, Sport Chalet, Inc., as the Plan Sponsor (the "Sponsor") of the Sport Chalet, Inc. Employee Retirement Savings Plan (the "Plan"), dismissed Ernst & Young LLP ("E&Y") as the independent accountants of the Plan. E&Y will continue to act as the principal accountants of the Sponsor.

The reports of E&Y on the financial statements of the Plan for the fiscal years ended December 31, 2002 and 2001 did not contain any adverse opinion, disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles.

During the Plan's two most recent fiscal years ended December 31, 2003 and 2002, and the interim period from January 1, 2004 through March 25, 2004, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the Plan's financial statements for such years.

During the Plan's two most recent fiscal years ended December 31, 2003 and 2002, and the interim period from January 1, 2004 through March 25, 2004, no reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K) has occurred.

The Sponsor has appointed Holthouse, Carlin & Van Trigt LLP ("HCVT") as the independent accountants of the Plan for the fiscal year ended December 31, 2003. The determination to dismiss E&Y and to appoint HCVT was made by the Board of Directors of the Sponsor upon the recommendation of the Audit Committee.

During the Plan's two most recent fiscal years ended December 31, 2003 and 2002, and the interim period from January 1, 2003 through March 25, 2004, the Sponsor did not consult with HCVT on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan's financial statements, or any matter which was the subject of any disagreement or any reportable event (as defined in Items 304(a)(1)(iv) and 304(a)(1)(v), respectively, of Regulation S-K).

E&Y has been provided with a copy of the disclosures contained herein. A letter from E&Y confirming its agreement with the statements contained herein is attached as Exhibit 16.1 to this report.

Item 7.  Financial Statements and Exhibits

Exhibits. The following is a list of exhibits filed as a part of this report.

Exhibit Number	Description
16.1	Letter of Ernst & Young LLP regarding change in independent accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 25, 2004	SPORT CHALET, INC.
By: /s/ Howard Kaminsky Howard Kaminsky Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter of Ernst & Young LLP regarding change in independent accountants.